UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2011

PROLOR BIOTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34676	20-0854033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Sapir Street Weizmann Science Park Nes-Ziona, Israel 74140
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (866) 644-7811

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

On April 8, 2011, Adam Stern, a member of the Board of Directors (the “Board”) of PROLOR Biotech, Inc., a Nevada corporation (the “Company”), informed the Company that he would not stand for reelection at the Company’s 2011 Annual Meeting of Stockholders (the “2011 Meeting”).  Mr. Stern will serve the remainder of his term as a director, which terminates on the date of the 2011 Meeting.  Mr. Stern has decided not to stand for reelection solely for personal reasons so that he may pursue other opportunities and not because of any disagreement with the Company.  The Company thanks Mr. Stern for his service as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOR BIOTECH, INC.

Date: April 14, 2011	By:	/s/ Shai Novik
Shai Novik
President